EXHIBIT 23.1
                                                                    ------------

                                     CONSENT


The Board of Directors
Network-l Security Solutions, Inc.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Network-1 Security Solutions, Inc. and to the incorporation by reference therein of our report dated March 8, 2007 related to the financial statements of Network-1 Security Solutions, Inc. for the years ended December 31, 2006 and 2005 included in its Annual Report on Form 10-KSB for the years ended December 31, 2006 and 2005 filed with the Securities and Exchange Commission.



                                             /s/ Radin, Glass & Co., LLP
                                             -------------------------------
                                             Radin, Glass & Co., LLP
                                             Certified Public Accountants